Exhibit 99.8

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

$250,000.00	Fort Lauderdale, Florida
August 29, 2006

FOR VALUE RECEIVED, TERAGENIX CORPORATION, a Florida corporation (the “Payor”), promises to pay to the order of KAREN RABEN (the “Payee”) at 7000 SW 62nd Avenue, Ph S, South Miami, FL 33143-4721, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with interest from the date hereof at a rate equal to 7% simple interest per annum.

1.             Payments of Principal and Interest; Time of the Essence.  Principal under this note shall be due and payable in four (4) equal, consecutive, annual installments in the amount of SIXTY TWO THOUSAND FIVE HUNDRED DOLLARS ($62,500) on each anniversary of the date of this note commencing on the first anniversary and continuing through the fourth anniversary, at which time all principal that remains unpaid shall be due and payable in full.  Accrued but unpaid interest to the date of each principal payment shall be due and payable on such date and any remaining accrued but unpaid interest shall be due and payable concurrently with the final principal payment under this note.  Time is of the essence.

2.             Prepayment.  Subject to the terms of Section 5 below, this note may be prepaid in whole or in part at any time without premium or penalty.

3.             Acceleration after Default; Default Interest Rate.  If any payment remains unpaid after the same shall become due, the entire principal sum shall forthwith become due at the option of the holder of this note.  While this note is in default, it shall bear interest at the maximum rate of 10% per annum.

4.             Florida Documentary Stamp Tax.

Florida documentary stamp tax required by law in the amount of $2,450 has been paid directly to the Florida Department of Revenue.

5.             Subordination to Senior Debt.  The Payee, by acceptance of this note, agrees that the payment of the principal and interest of this note is subordinated to the extent and as provided below and undertakes, as a condition to the right to receive any payments hereunder, to execute such subordination agreements as may be requested by the Senior Lenders (as defined below) from time to time.

(a)  As used herein, the term “Senior Debt” shall mean any and all indebtedness of the Payor and all of its subsidiaries (collectively, the “Company”) owed to Senior Lenders together with (i) all complete or partial refinancings of such indebtedness, (ii) any amendments, restatements, extensions, modifications, amendments, renewals or substitutions with respect to the foregoing, (iii) interest, reasonable attorney fees, other fees and other sums payable in respect thereof, and (iv) any interest accruing thereon after the commencement of a bankruptcy proceeding, without regard to whether or not such interest is an allowed claim in such proceeding.  The term “Senior Lenders” shall mean any institutional lender or lenders providing one or more senior secured credit facilities to the Company.  Senior Debt shall be considered to be outstanding whenever any loan or loan commitment remains outstanding under a loan agreement entered into with a Senior Lender.

(b)  Except as specifically permitted in Section 5(c) below, the Payee, by acceptance of this note, agrees that the Payee will not ask, demand, sue for, accept, or receive payment from the Payor, by set-off or in any other manner, either in whole or in part, of any of the principal of or interest accrued on the indebtedness evidenced by this note (the “Subordinated Indebtedness”).

(c)  The Payor shall pay or cause to be paid to the Payee the Subordinated Indebtedness as set forth in Section 1 (and Section 3 with respect to interest after default) above, except that the Payor shall not be required or permitted to make any payment on the Subordinated Indebtedness if an event of default exists with respect to the Senior Debt until such time as such event of default has been cured or waived by the Senior Lender.  The Payor may make prepayments of this note only upon receipt of written consent thereto from the Senior Lender.

6.             Miscellaneous.  Should it become necessary to collect this note through an attorney, the Payor hereby agrees to pay all costs of collection, including a reasonable attorney’s fee.  Said reasonable attorney’s fee shall include fees for services rendered in all appellate proceedings.  The Payor waives presentment for payment and protest for nonpayment of this note; agrees to an extension of the time of payment of this note, without notice; and agrees that any such extensions will not release the Payor’s liability hereon.

7.             Choice of Law.  This note will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

8.             Amendment and Restatement of Note.  This note amends, restates, replaces and supercedes that that certain Promissory Note (“Prior Note”) dated November 11, 2005, in the principal amount of $450,000, issued by the Payor to the order of the Payee, which Prior Note upon Payor’s execution and delivery of this Note to Payee shall be null, void and of no further legal force or effect.

9.             WAIVER OF JURY TRIAL.  THE PAYOR HEREBY, AND THE PAYEE BY ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OR DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE ACCEPTING THIS NOTE.

TERAGENIX CORPORATION

By:	/s/ Joseph L. Mauro
Joseph L Mauro, President